UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2015

CLOUD SECURITY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-54440	27-4479356
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4590 MacArthur Blvd., Suite 500

Newport Beach, CA 92660

(Address of principal executive office)

1-866-250-2999

(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2015, the Board of Directors (the “Board”) of Cloud Security Corporation (the “Corporation”) accepted Ira Lebovic’s resignation as a member of the Board and Safa Movassaghi’s resignation from all officer positions held with the Company. Mr. Movassaghi remains with the Corporation as a consultant and will remain as a member of the Board at this time.

Mr. Movassaghi, as the sole remaining member of the Board, appointed Sam (Ning) Liu, Michael Dunn, Derek Yu, Zhen Mu and Jie Lai as members of the Board, effective immediately, by unanimous written consent dated February 11, 2015.

In addition, the Board appointed Sam (Ning) Liu as the President and Chief Executive Officer of the Corporation, Derek Yu as the Chief Financial Officer of the Corporation and Zhen Mu as the Secretary.

Mr. Sam (Ning) Liu, 53, who is originally from Fuzhou, Fujian, China, is a businessman, investor and philanthropist. Sam Liu is the founder and serves as the President of American International Cultural Exchange Foundation (AICEF) in Los Angeles, California. AICEF is a non-profit organization that promotes cultural interaction between China and the United States.  AICEF has successfully hosted more than 100 large-scale theatrical performance and events, including Spirit of Chang An, Yulan-Love of the World, and The Terracotta Nutcracker.

Mr. Liu has also served as President of a health products manufacturer with annual sales over $80 million and as a senior manager of a trading company with annual sales over $300 million, both doing business in the United States and China.  In addition, from 2005 to the present, Mr. Liu has assisted the Chinese domestic enterprises in the development of their business in the United States.

Mr. Liu, who has a Masters of Art Degree from Beijing University, has been active in founding, organizing and managing a number of foreign investment projects to China.  He has served as a senior executive in five different public companies in the U.S. and three in Hong Kong. He has extensive experience in international trade, finance, venture capital, private placement and cultural activities.

Mr. Derek Yu, 30, obtained his Masters of Accounting degree from the School of Business and Management of National University in San Diego, California.  Since 2010, Mr. Yu has been working as the Chief Financial Officer for AICEF in Los Angeles, California.  Mr. Yu’s responsibilities as CFO include financial accounting, accounts receivable, accounts payable, project budgeting, payroll and cost management.  Mr. Yu is fluent in Chinese and English.

Ms. Zhen Mu, 20, has worked as Secretary of AICEF since 2014. Ms. Mu’s main responsibilities include administration, providing customer service and assisting with details of hosting the international events.   Ms. Mu excels at developing strong relationships with staff, senior executives, and clients. Ms. Mu also conducts due diligence on behalf of AICEF on its various projects and acquisitions, and is entrusted with reviewing and analyzing confidential documents.  Ms. Mu is fluent in Chinese and English.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD SECURITY CORPORATION

Dated: February 13, 2015	By:	/s/ Sam Liu
Sam Liu
Duly Authorized Officer, Chief Executive Officer